Exhibit 10.1

THIRD AMENDMENT TO PROMISSORY NOTE

This THIRD AMENDMENT TO PROMISSORY NOTE (the "Amendment") by and between Lazarus Energy, LLC, a Delaware limited liability company ("Maker") and. John H. Kissick ("Payee") is made effective as of October 1, 2015 (the "Effective Date") The Maker and the Payee shall be referenced individually as a "Party" and collectively and "Parties".

WHEREAS, the Maker and the Payee are Parties to that certain Promissory Note dated June 1, 2006, (as amended, restated, supplemented or otherwise modified from time to time in accordance with its provisions, the "Note") to which reference is hereby made for all purposes; and

WHEREAS, the Parties hereto desire to amend the Note on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Note.

2. Amendments to the Note. The Note is hereby amended as follows:

(a)  Interest Rate. The annual Interest Rate on Unpaid Balance shall be sixteen per cent (16.00%).
(b)  Final Maturity. The Final Maturity shall be January 2, 2017.

3. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Note and the Deed of Trust are and shall remain in full force and effect and are hereby ratified and confirmed by the Maker. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of Note or Deed of Trust or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Maker that would require the waiver or consent of the Payee.

4. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Payee and Maker and each of their respective successors and assigns.

5. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any Party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall he effective as delivery of an original executed counterpart of this Amendment

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

Lazarus Energy LLC, as Maker

By:	/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
President

John H. Kissick, as Payee

By:	/s/ JOHN H. KISSICK
John H. Kissick